Exhibit 23.7

CONSENT TO BEING NAMED AS A PROSPECTIVE DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Eldorado Resorts, Inc. (the “Company”), and any amendments thereto, as a prospective director of the Company, and to the filing of this consent as an exhibit to the Registration Statement, and any amendments thereto.

By:	/s/ Keith Cozza

Name: Keith Cozza
Date: October 4, 2019